                                                                     Exhibit 5.1

                                  June 14, 2002

Kadant Inc.
One Acton Place, Suite 202
Acton Massachusetts 01720

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

         I am General Counsel of Kadant Inc., a Delaware corporation (the "Registrant"), and am issuing this opinion in connection with a Registration Statement on Form S-3, dated May 10, 2002 (File No. 333-88018) (the "Registration Statement"), filed by the Registrant with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the following Registrant securities:

         (i)   common stock, $0.01 par value per share (the "Common Stock"); and

         (ii)  warrants to purchase Common Stock (the "Warrants");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $30,000,000, and a supplement to the prospectus included in the Registration Statement dated June 14, 2002 (the "Prospectus Supplement") relating to the issue and sale of up to 1,300,000 shares (the "Shares") of the Common Stock.

         The Shares are to be sold by the Registrant pursuant to a Placement Agency Agreement, dated June 14, 2002 (the "Placement Agency Agreement"), entered into by and between the Registrant and J. P. Morgan Securities Inc.

         I have examined the Registration Statement, the Placement Agency Agreement and the Prospectus Supplement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as I have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination, I am of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions of the Placement Agency Agreement, will be validly issued, fully paid and non-assessable.

         In connection with my examination of the documents indicated above, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Registrant and others.

         I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Except as provided in the immediately preceding paragraph, this opinion is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Registrant.

         I hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Registrant in connection with the issue and sale of the Shares and to the use of my name in the Prospectus Supplement under the caption "Legal Matters." In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                               Very truly yours,


                               /s/ Sandra L. Lambert
                               -------------------------------

                               Sandra L. Lambert

                               Vice President, General Counsel